Pricing Supplement No. 02 Dated January 17, 1997
(To Prospectus dated December 6, 1996  Files No. 33-63823 and
  File No. 333-15401)
Filed Pursuant to:  Rule 424 (b) (3)





                                 $500,000,000.00

                                 COMDISCO, INC.

                           Medium-Term Notes, Series F
              Due from 9 Months to 15 years From the Date of Issue


                                MEDIUM TERM NOTE
                                   FIXED RATE


Date of Issue:                     January 23, 1997

Maturity Date:                     January 25, 1999

Principal Amount:                  $30,000,000.00

Price to Public:                   100%

Interest Rate:                     6.37%

Interest Payment Dates: March 1 and Sept. 1


Form:    __X__ Book Entry            _____ Certificated

Optional Redemption Date:  N/A

Optional Repayment Date:   N/A

Agent's Discount or Commission:    $75,000.00

Cusip Number:                      20033R EK1